UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

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☒	Preliminary Information Statement
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☐	Definitive Information Statement

_________________________________________________________________________________________

ASCENDIA BRANDS, INC.

(Name of Registrant As Specified In Its Charter)

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ASCENDIA BRANDS, INC.

100 American Metro Boulevard

Suite 108

Hamilton, New Jersey 08619

INFORMATION STATEMENT NOTICE

To our Stockholders:

Ascendia Brands, Inc. (“Ascendia” or the “Company”) hereby gives notice to the holders of its common stock, par value $.001 per share (the “Common Stock”), Series A Junior Participating Preferred Stock, par value $.001 per share (the “Series A Preferred Stock”), Series B Convertible Preferred Stock, par value $.001 per share (the “Series B Preferred Stock”), and Series B-1 Convertible Preferred Stock, par value $.001 per share (the “Series B-1 Preferred Stock”, and collectively with the Common Stock, the Series A Preferred Stock and the Series B Preferred Stock, the “Capital Stock”), that by written consent on February 9, 2007, in lieu of a meeting of stockholders, the holders of more than a majority of the voting power of our outstanding Capital Stock approved the issuance of notes convertible into shares of Common stock in an aggregate amount greater than 20% of our outstanding shares of Common Stock (the “Transaction”). A description of the securities is contained in this Information Statement. The stockholders took this action solely for the purposes of satisfying requirements of the American Stock Exchange that require an issuer of listed securities to obtain prior stockholder approval of the Transaction.

The stockholder action by written consent was taken pursuant to Section 228 of the Delaware General Corporation Law, which permits any action that may be taken at a meeting of the stockholders to be taken by written consent by the holders of the number of shares of voting stock required to approve the action at a meeting. All necessary corporate approvals in connection with the matters referred to in this Information Statement have been obtained. This Information Statement is being furnished to all stockholders of the Company pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder solely for the purpose of informing stockholders of these corporate actions before they take effect. In accordance with Rule 14c-2 under the Exchange Act, the stockholder consent is expected to become effective twenty (20) calendar days following the mailing of this Information Statement, or as soon thereafter as is reasonably practicable.

This action has been approved by the board of directors of the Company and the holders of more than a majority of the voting power of our outstanding Capital Stock. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By order of the Board of Directors

Joseph A. Falsetti

President & Chief Executive Officer

February __, 2007

ASCENDIA BRANDS, INC.

100 American Metro Boulevard

Suite 108

Hamilton, New Jersey 08619

INFORMATION STATEMENT

We are required to deliver this Information Statement to holders of our common stock, par value $.001 per share (the “Common Stock”), Series A Junior Participating Preferred Stock, par value $.001 per share (the “Series A Preferred Stock”), Series B Convertible Preferred Stock, par value $.001 per share (the “Series B Preferred Stock”), and Series B-1 Convertible Preferred Stock, par value $.001 per share (the “Series B-1 Preferred Stock”, and collectively with the Common Stock, the Series A Preferred Stock and the Series B Preferred Stock, the “Capital Stock”), in order to inform them that, in connection with the approval by our board of directors of the matters described below, the holders of more than a majority of the voting power of our outstanding Capital Stock subsequently approved these matters by written consent on February 9, 2007 (the “Written Consent”).

February 9, 2007 has been fixed as the record date for the determination of stockholders who are entitled to receive this Information Statement. On February 9, 2007, there were 11,774,056 shares of our Common Stock outstanding, 2,347.7745 shares of our Series A Preferred Stock outstanding, 300 shares of our Series B Preferred Stock outstanding and 30 shares of our Series B-1 Preferred Stock outstanding. Each share of Common Stock entitles its holder to one vote, each share of Series A Preferred Stock entitles its holder to 10,118.9046 votes, each share of Series B Preferred Stock entitles its holders to 6,666.66 votes, and each share of Series B-1 Preferred Stock entitles its holders to 6,666.66 votes, in each case, on matters submitted to a vote of holders of the Common Stock; provided, however that, any holder of the Series B Preferred Stock or Series B-1 Preferred Stock shall not have the right to exercise voting rights with respect to shares of Series B Preferred Stock or Series B-1 Preferred Stock, respectively, to the extent that giving effect to such voting rights would result in such holder’s and its affiliates being deemed to beneficially own more than 9.99% of the aggregate number of shares of our Common Stock outstanding after giving effect to such exercise.

THIS INFORMATION STATEMENT IS FIRST BEING SENT OR GIVEN TO THE HOLDERS OF OUR COMMON STOCK, SERIES A PREFERRED STOCK, SERIES B PREFERRED STOCK AND SERIES B-1 PREFERRED STOCK ON OR ABOUT FEBRUARY __, 2007.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

ISSUANCE OF SECURITIES

On February 9, 2007, the Company issued and sold $86 million of its secured convertible notes (the “Notes”) to Prencen Lending LLC (“Prencen Lending”) and Watershed Capital Partners, L.P. and Watershed Capital Institutional Partners, L.P. (together, “Watershed”). $76 million in aggregate principal amount of the Notes were issued in exchange for $76 million in principal amount of the Prior Notes (as defined below) pursuant to a Third Amended and Restated Securities Purchase Agreement (the “Prencen Securities Purchase Agreement”) dated as of February 9, 2007, among the Company, Prencen Lending and Prencen LLC (“Prencen”) and $10 million in aggregate principal amount of the Notes were issued and sold pursuant to a Securities Purchase Agreement, dated as of February 9, 2007 among the Company and Watershed (the “Watershed Securities Purchase Agreement” and together with the Prencen Securities Purchase Agreement, the “Securities Purchase Agreements”).

Pursuant to the Prencen Securities Purchase Agreement, the Company redeemed $15 million in principal amount of the Company’s senior secured convertible notes (the “Prior Notes”), paid $4,372,077 in accrued interest on the Prior Notes and $750,000 in redemption fees and the remaining $76 million in principal amount of the Prior Notes was surrendered and cancelled in exchange for the $76 million in principal amount of secured convertible notes issued pursuant to the Prencen Securities Purchase Agreement. The cash proceeds from the sale of the Notes were or will be applied to pay a portion of the purchase price in connection with the purchase by the Company and its subsidiaries Ascendia Brands Co., Inc., and Lander Intangibles Corporation of the Calgon and Healing Garden brands and certain brand-related assets from Coty Inc. and certain of its affiliates (the “Coty Transaction”) and for general corporate purposes.

The Notes are secured by a third lien on substantially all of the Company’s and its domestic subsidiaries’ assets and guaranteed by all of the Company’s subsidiaries. The Notes mature on December 30, 2016 (subject to certain put and call rights described below) and will accrue interest at the rate of 9% per annum (subject to increase to up to 15% upon the occurrence or non-occurrence of certain events). Interest will be capitalized.

Any portion of the balance due under the Notes will be convertible at any time, at the option of the holders(s), into our Common Stock (the “Conversion Shares”) at a price of $0.42 per share (subject to certain anti-dilution adjustments), provided that a holder may not, except in accordance with the terms of the Notes, convert any amounts due under the Notes if and to the extent that, following such a conversion, such holder and its affiliates would collectively beneficially own more than 9.99% of the aggregate number of shares of our Common Stock outstanding following such conversion. In addition, the Company may require the exchange of up to $40 million in principal amount of the Notes then outstanding for shares of a newly created series of convertible preferred stock on terms acceptable to the Company and the holders of a majority in principal amount of the Notes, for a 15% exchange fee, payable in cash, if necessary to maintain the Company’s stockholder equity at the level required pursuant to the continued listing requirements of the American Stock Exchange (the “AMEX”), on which our Common Stock is listed.

At any time after the eighth anniversary of the issuance of the Notes, the Company or any holder may redeem all or any portion of the balance outstanding under the Notes at a premium of 7%. The Notes are redeemable by the holder(s) of at least a majority in principal amount of the Notes at any time upon the occurrence of an event of default or by any holder upon a change in control of the Company (as defined in the Notes), at a premium of 25% and 20%, respectively.

The Notes rank pari passu with each other and junior to the Credit Agreement dated as of February 9, 2007, among the Company, its domestic subsidiaries signatory thereto, certain lenders, and Wells Fargo Foothill, Inc. (“WFF”), as arranger and administrative agent, and the Second Lien Credit Agreement dated as of February 9, 2007 among the Company, its domestic subsidiaries signatory thereto, the lenders signatory thereto, WFF, as collateral agent, and Watershed Administrative, LLC, as administrative agent.

At the Closing, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) in favor of Watershed, Prencen and Prencen Lending with respect to the Conversion Shares, the Warrant Shares (as defined in the Registration Rights Agreement), the Preferred Conversion Shares (as defined in the Registration Rights Agreement) and any of our Common Stock currently held or subsequently acquired by Watershed, Prencen or Prencen Lending (the "Registrable Securities"). Under the Registration Rights Agreement, the Company is required to file a registration statement with respect to the Registrable Securities by June 30, 2007 and to use its best efforts to have such registration statement declared effective not later than 60 days thereafter (or 90 days after the filing deadline if the registration statement is subjected to a review by the United States Securities and Exchange Commission (the “SEC”)). The Registration Rights Agreement contains customary fees for the failure to comply with such deadlines or to maintain the effectiveness of the registration statement. In addition, Prencen, Prencen Lending and Watershed were granted demand and piggyback registration rights on terms set forth in the Registration Rights Agreement.

The above description does not purport to be a complete statement of the parties’ rights and obligations under the Notes, the Securities Purchase Agreements and/or the Registration Rights Agreement and is qualified in its entirety by reference to (i) the Prencen Securities Purchase Agreement, (ii) the Watershed Securities Purchase Agreement, (iii) the Form of Notes and (iv) the Registration Rights Agreement, copies of which are attached to the Company’s Current Report on Form 8-K filed with the SEC on February 15, 2007 as Exhibits 4.11, 4.12, 4.13 and 10.3, respectively, and which are incorporated herein by reference.

Except for their status as the contractual documents between the parties with respect to the transactions described therein, none of the above-referenced agreements is intended to provide factual information about the parties and the representations and warranties contained in such documents are made only for purposes of the respective agreements and as of specific dates, are intended solely for the benefit of the parties to the respective agreements, and may be subject to limitations agreed by the parties, including being qualified by disclosures between the parties. These representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the respective agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Accordingly, they should not be relied on by investors as statements of factual information.

Our Common Stock is listed on the AMEX and we are subject to the rules and requirements set forth in the AMEX Company Guide. Under Section 713(a) of the AMEX Company Guide, we were required to obtain prior stockholder approval of the issuance of securities in any private transaction involving (i) the issuance of shares of our Common Stock (or securities convertible into or exercisable for Common Stock) for less than the greater of book or market value of our Common Stock which together with sales by our officers, directors or principal shareholders equals 20% or more of our Common Stock outstanding before such issuance or (ii) the issuance of shares of our Common Stock (or securities convertible into or exercisable for Common Stock) equal to 20% or more of our Common Stock outstanding before the issuance for less than the greater of book or market value of our Common Stock. We sometimes refer to this rule as the “20% Rule”. The securities to be issued in the Transaction may be issued at a discount to the market price of our Common Stock. The Conversion Shares would constitute more than 20% of the number of shares of our Common Stock outstanding. In addition, we obtained prior stockholder approval for the securities to be issued in the Transaction in the event that any other rule or requirement of the AMEX Company Guide would require such approval. We have obtained stockholder approval by written consent and the Written Consent will become effective on the twentieth (20th) day following the date on which this Information Statement is first sent or given to our stockholders, or as soon thereafter as is reasonably practicable. A copy of the form of Written Consent executed in connection with the stockholder approval is attached hereto as Exhibit A.

The Written Consent was signed by persons who, as of the execution date, collectively owned 86.7% of the Company’s Series A Preferred Stock, namely Dana Holdings, LLC, MarNan, LLC, Franco S. Pettinato, Edward J. Doyle and Paul Taylor. Edward J. Doyle is a director of the Company, and Franco S. Pettinato is one of its executive officers. As of the date upon which the Written Consent was signed, each share of Series A Preferred Stock was entitled to 10,118.9046 votes, each share of Series B Preferred Stock was entitled to 6,666.66 votes, and each share of Series B-1 Preferred Stock was entitled to 6,666.66 votes, in each case, on most matters (including the approval of the Transaction), with the consequence that the persons signing the Written Consent collectively accounted for 54.5% of the aggregate votes entitled to be cast. Notwithstanding the immediately preceding sentence, any holder of the Series B Preferred Stock or Series B-1 Preferred Stock shall not have the right to exercise voting rights with respect to shares of Series B Preferred Stock or Series B-1 Preferred Stock, respectively, to the extent that giving effect to such voting rights would result in such holder’s and its affiliates being deemed to beneficially own more than 9.99% of the aggregate number of shares of our Common Stock outstanding after giving effect to such exercise. (For further information, please refer to the Table of Beneficial Ownership, infra.) No payment was made to any person in consideration of their executing the Written Consent.

Prencen, Prencen Lending and Watershed have acknowledged and agreed that the Conversion Shares will not be issued in an amount in excess of the number of shares that may be permitted under the AMEX rules, until such issuances have been approved by the Company’s stockholders (and, to the extent that the Company’s authorized capital is insufficient to enable the Company to issue Conversion Shares, approving an amendment to the Company’s certificate of incorporation to increase the number of authorized shares to such amount as is necessary to enable the conversion of the Notes into Conversion Shares) and the listing of the Conversion Shares on the AMEX has been authorized by the AMEX.

Issuance of the Conversion Shares will result in dilution to our existing stockholders, but will not otherwise materially affect our existing common stockholders’ rights as stockholders.

NO APPRAISAL OR DISSENTERS’ RIGHTS

Under the Delaware General Corporation Law, our stockholders are not entitled to any dissenters’ rights or appraisal of their shares of Common Stock in connection with the approval of the actions described in this Information Statement.

NO ACTION IS REQUIRED

No other votes are necessary or required. This Information Statement is first being mailed or given to stockholders on or about February __, 2007. In accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Written Consent and the approval of the matters described in the Written Consent and this Information Statement will become effective twenty (20) calendar days following the mailing of this Information Statement, or as soon thereafter as is reasonably practicable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of February 9, 2007, the Company’s directors, executive officers and principal stockholders beneficially own, directly or indirectly, in the aggregate, approximately 33.09% of its outstanding Common Stock, 89.68% of its Series A Preferred Stock, 100% of the Series B Preferred Stock and 100% of the Series B-1 Preferred Stock. Each share of Common Stock entitles its holder to one vote, each share of Series A Preferred Stock entitles its holder to 10,118.9046 votes, each share of Series B Preferred Stock entitles its holders to 6,666.66 votes, and each share of Series B-1 Preferred Stock entitles its holders to 6,666.66 votes, in each case, on matters submitted to a vote of holders of the Common Stock. These stockholders have significant influence over the Company’s business affairs, with the ability to control matters requiring approval by the Company’s stockholders, including the Written Consent set forth in this Information Statement.

The following table sets forth certain information as of February 9, 2007, with respect to the beneficial ownership of shares of our Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series B-1 Preferred Stock by (i) each person known by us to beneficially own more than five percent (5%) of the outstanding shares of our Common Stock, Series A Preferred Stock, Series B Preferred Stock or Series B-1 Preferred Stock, (ii) each of our directors, (iii) each of our named executive officers and (iv) all of our executive officers and directors as a group.

As of February 9, 2007, there were 11,774,056 shares of our Common Stock outstanding, 2,347.7745 shares of our Series A Preferred Stock outstanding, 300 shares of our Series B Preferred Stock outstanding and 30 shares of our Series B-1 Preferred Stock outstanding. Beneficial ownership has been calculated and presented in accordance with Rule 13d-3 of the Exchange Act.

Unless otherwise indicated below, (i) each stockholder has sole voting and investment power with respect to the shares shown; and (ii) the address for the stockholder is c/o Ascendia Brands, Inc., 100 American Metro Boulevard, Suite 108, Hamilton, New Jersey 08619.

Name and Address of Beneficial Owner	Shares of Series A Pref. Stock (1)	Percentage of Series A Pref. Stock	Shares of Series B and B-1 Pref. Stock	Percentage of Series B and B-1 Pref. Stock	Shares o Common Stock	Percentage of Common Stock	Percentage of Voting Power(2)
Dana Holdings, LLC(3)	889.8162	37.90%	-0-	-0-	-0-	-0-	23.88%
MarNan, LLC(4)	778.5889	33.16%	-0-	-0-	-0-	-0-	20.90%
Prencen LLC and Prencen Lending LLC 623 Fifth Avenue 32nd Floor New York, NY 10022	-0-	-0-	330	100.0%	1,174,911(5)	9.96%	8.94%
Watershed Capital Partners, L.P. and Watershed Capital Institutional Partners, L.P. c/o Watershed Asset Management, L.L.C. One Maritime Plaza, Suite 1525 San Francisco, CA 94111	-0-	-0-	-0-	-0-	1,303,445(6)	9.99%	3.34%
Coty Inc. 2 Park Avenue New York, NY 10016	-0-	-0-	-0-	-0-	-0-(7)	-0-	-0-

Frederic H. Mack 2115 Linwood Avenue Suite 110 Fort Lee, NJ 07024(8)	53.9525	2.30%	-0-	-0-	1,347,400	11.47%	5.02%
Robert Enck	127.6837	5.44%	-0-	-0-	-0-	-0-	3.42%
Paul C. Taylor c/o Taylor, Colicchio & Silverman, LLP 502 Carnegie Center Suite 103 Princeton, NJ 08540	111.2271	4.74%	-0-	-0-	-0-	-0-	2.99%
Edward J. Doyle 316 Perry Cabin Drive St. Michael’s, MD 21663	127.6837	5.44%	-0-	-0-	-0-	-0-	3.42%
Robert Picow	-0-	-0-	-0-	-0-	196,049(9)	1.67%	*
Kenneth D. Taylor 1775 York Avenue Apt. 29 H New York, NY 10128	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Francis Ziegler 100 Roebling Road Bernardsville, NJ 07924	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Brian J. Geiger (10)	57.4075	2.45%	-0-	-0-	-0-	-0-	1.54%
Joseph A. Falsetti	-0-	-0-	-0-	-0-	-0-(3)	-0-	-0-
John D. Wille	-0-	-0-	-0-	-0-	-0-	-0-	-0-
William B. Acheson	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Franco S. Pettinato	127.6837	5.44%	-0-	-0-	-0-	-0-	3.42%
Elizabeth Houlihan	-0-	-0-	-0-	-0-	-0-	-0-	-0-
All executive officers and directors as a group (9 persons)	255.3674	10.88%	-0-	-0-	196,049(9)	1.67%	7.37%

* Less than one percent
(1)

The percentages computed in the table are based on 2,347.7745 shares of Series A Preferred Stock outstanding as of February 9, 2007. The conversion of the Series A Preferred Stock into shares of our Common Stock was approved by the stockholders of the Company at the annual meeting of the stockholders of the Company held on February 14, 2007.

(2)

This column reflects the relative voting power of the holders of the Company’s Capital Stock with respect to matters voted upon by the holders of the Company’s Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series B-1 Preferred Stock as a single class. Each share of Series A Preferred Stock is entitled to 10,118.9046 votes on most matters. Each share of Series B Preferred Stock and Series B-1 Preferred Stock is entitled to 6,666.66 votes on most matters.

(3)

Joseph A. Falsetti, the President and Chief Executive Officer of the Company, owns a 50% percentage interest in, and is the sole manager and sole executive officer of, Dana Holdings, LLC. Mr. Falsetti disclaims beneficial ownership of the shares of Common Stock that are beneficially owned by Dana Holdings, LLC.

(4)	Mark I. Massad is the sole manager and sole executive officer of MarNan, LLC. Mr. Massad disclaims beneficial ownership of the shares of Common Stock that are beneficially owned by MarNan, LLC.
(5)

In connection with the Transaction, Prencen Lending acquired a Note in the principal amount of $76,000,000 that is convertible into shares of the Common Stock of the Company, provided that such securities and the warrants and other securities previously acquired by Prencen and Prencen Lending may not be converted into nor exercised for shares of Common Stock to the extent that after giving effect to such conversion or exercise the holder, together with such holder’s affiliates, would beneficially own in excess of 9.99% of the shares outstanding immediately after giving effect to the exercise or conversion. If the blocker were not in place, the Note held by Prencen Lending would be initially convertible into 180,952,380 shares of Common Stock, the Series B Preferred Stock held by Prencen would be initially convertible into 2,000,000 shares of Common Stock, the Series B-1 Preferred Stock held by Prencen would be initially convertible into 200,000 shares of Common Stock and the warrants held by Prencen would be exercisable for up to 5,053,358 shares of Common Stock. Prentice Capital Management, L.P. has investment and voting power with respect to the securities held by Prencen and Prencen Lending. Mr. Michael Zimmerman controls Prentice Capital Management, L.P. Each of Prentice Capital Management, L.P. and Mr. Zimmerman disclaims beneficial ownership of any of these securities.

(6)

In connection with the Transaction, Watershed Capital Partners, L.P. (“WCP”) and Watershed Capital Institutional Partners, L.P. (“WCIP”) acquired Notes in the aggregate principal amount of $2,084,568 and $7,915,432, respectively, that are convertible into 271,712 and 1,031,733 shares, respectively, of the Common Stock of the Company, provided that such securities may not be converted into shares of Common Stock to the extent that after giving effect to such conversion the holder, together with such holder’s affiliates, would beneficially own in excess of 9.99% of the shares outstanding immediately after giving effect to the conversion. If the blocker were not in place, the Notes held by WCP and WCIP would be initially convertible into 4,963,257 and 18,846,267 shares, respectively, of Common Stock. WS Partners, L.L.C., as general partner to Watershed, may be deemed to be the beneficial owner of all such Notes and shares beneficially owned by Watershed. Watershed Asset Management, L.L.C., as investment adviser to Watershed, may be deemed to be the beneficial owner of all such Notes and shares beneficially owned by Watershed. Meridee A. Moore, as the Senior Managing Member of both WS Partners, L.L.C. and Watershed Asset Management, L.L.C., may be deemed to be the beneficial owner of all such Notes and shares beneficially owned by Watershed. Each of WS Partners, L.L.C., Watershed Asset Management, L.L.C. and Meridee A. Moore hereby disclaims any beneficial ownership of any such Notes and shares.

(7)

In connection with the Coty Transaction, on the thirtieth (30th) day following the closing date of the Coty Transaction, (i) the Company will issue to Coty Inc. a number of shares of our Common Stock determined by dividing Ten Million Dollars ($10,000,000) by the higher of (x) a factor equal to ninety five percent (95%) of the average closing price of our Common Stock on the thirty (30) trading days immediately following the issuance date of the first public announcement of the Asset Purchase Agreement dated as of January 17, 2007 among Coty Inc., certain of its affiliates, the Company, Ascendia Brands Co., Inc. and Lander Intangibles Corporation and the transactions contemplated thereby and (y) $1.00; provided, however, that the minimum number of shares of our Common Stock to be issued to Coty Inc. shall be five million (5,000,000).

(8)

Excludes 150,000 shares of Common Stock and 4.9456 shares of Series A Preferred Stock owned by the Irrevocable Trust FBO Hailey Mack (the “HM Trust”), and 150,000 shares of Common Stock and 4.9456 shares of Series A Preferred Stock owned by the Irrevocable Trust FBO Jason Mack (the “JM Trust”). As sole trustee, Tami J. Mack, the wife of Mr. Mack, has sole voting power with respect to the shares owned by the HM Trust and JM Trust. Mr. Mack disclaims beneficial ownership of the shares of Series A Preferred Stock and Common Stock held by the HM Trust and the JM Trust.

(9)	Includes options to purchase 8,334 shares of Common Stock.
(10)	Brian J. Geiger retired as an officer and employee of the Company on August 16, 2006. Prior to his retirement, Mr. Geiger served as Chief Financial Officer of the Company.

BROKERS, CUSTODIANS, ETC.

We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of our Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series B-1 Preferred Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

INCORPORATION BY REFERENCE

The SEC allows us to provide information to you by “incorporating by reference” the information we file with the SEC, which means that we can disclose important information about us to you by referring in this Information Statement to the documents we file with the SEC. Under the SEC’s regulations, any statement contained in a document incorporated by reference in this Information Statement is automatically updated and superseded by any information contained in this Information Statement, or in any subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement.

We incorporate by reference the documents listed below as well as any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:

•

Third Amended and Restated Securities Purchase Agreement, dated as of February 9, 2007, among the Company, Prencen and Prencen Lending – Incorporated by reference to Exhibit 4.11 to the Company’s Current Report on Form 8-K filed with the SEC on February 15, 2007.

•

Securities Purchase Agreement, dated as of February 9, 2007, among the Company and Watershed – Incorporated by reference to Exhibit 4.12 to the Company’s Current Report on Form 8-K filed with the SEC on February 15, 2007.

•	Form of Secured Convertible Note – Incorporated by reference to Exhibit 4.13 to the Company’s Current Report on Form 8-K filed with the SEC on February 15, 2007.
•

Registration Rights Agreement, dated as of February 9, 2007, among the Company, Prencen, Prencen Lending and Watershed – Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on February 15, 2007.

Upon request, we will provide copies of these documents at no additional cost. All requests for copies should be directed to our Corporate Secretary, Ascendia Brands, Inc., 100 American Metro Boulevard, Suite 108, Hamilton, New Jersey 08619, telephone number (609) 219-0930. You should rely only on the information incorporated by reference or provided in this Information Statement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of such documents.

By order of the Board of Directors

Joseph A. Falsetti

President & Chief Executive Officer

February __, 2007

EXHIBIT A

WRITTEN CONSENT

OF CERTAIN STOCKHOLDERS

OF

ASCENDIA BRANDS, INC.

The undersigned, being the holders of a majority of the outstanding shares of capital stock of Ascendia Brands, Inc., a Delaware corporation (the “Corporation”), acting by written consent without a meeting pursuant to Section 228 of the General Corporation Law of the State of Delaware, hereby consent to the adoption of the following resolutions:

WHEREAS, the Board of Directors of the Corporation has approved and authorized the Corporation to enter into each of the following documents (collectively, the “Transaction Documents”): (i) the form of the Third Amended and Restated Securities Purchase Agreement (the “Prencen Purchase Agreement”) by and among the Corporation, Prencen LLC (“Prencen”) and Prencen Lending LLC (“Prencen Lending”); (ii) the form of the Securities Purchase Agreement (the “Watershed Purchase Agreement”) by and between the Corporation and Watershed Asset Management, L.L.C. (“Watershed”); (iii) the form of Note to be delivered by the Corporation to Prencen Lending pursuant to the Prencen Purchase Agreement; (iv) the form of Note to be delivered by the Corporation to Watershed pursuant to the Watershed Purchase Agreement; (v) the form of Security Agreement among the Corporation and its subsidiaries in favor of Wells Fargo Foothill, Inc., as collateral agent (the “Collateral Agent”), for the benefit of Prencen Lending and Watershed (the “Security Agreement”) and any accompanying UCC financing statements or amendments thereto; (vi) the form of Irrevocable Transfer Agent Instructions to be delivered by the Corporation to the Corporation’s transfer agent; (vii) the form of Registration Rights Agreement by and among the Corporation, Prencen, Prencen Lending and Watershed; and (viii) the form of Voting Agreement by and among the Corporation and certain of the stockholders of the Corporation, and to consummate the transactions contemplated thereby; and

WHEREAS, a copy of each of the Transaction Documents has been provided to each of the undersigned stockholders; and

WHEREAS, pursuant to the Prencen Purchase Agreement, the Corporation has agreed to redeem and/or prepay $15,000,000 in aggregate principal amount of its outstanding senior secured convertible notes of the Corporation issued to Prencen Lending as of August 2, 2006, and to exchange $76,000,000 in aggregate principal amount of such senior secured convertible notes for a new series of secured convertible notes of the Corporation in the aggregate principal amount of $76,000,000, in substantially the form attached as Exhibit A to the Prencen Purchase Agreement (the “Prencen Note”), which shall be convertible into shares (the “Prencen Conversion Shares”) of the Corporation’s common stock, par value $0.001 per share (the “Common Stock”), and to issue the Prencen Note to Prencen Lending; and

WHEREAS, pursuant to the Watershed Purchase Agreement, the Corporation has agreed to issue a new series of secured convertible notes of the Corporation in the aggregate principal amount of up to $10,000,000, in substantially the form attached as Exhibit A to the Watershed Purchase Agreement (the “Watershed Note”), which shall be convertible into shares (the “Watershed Conversion Shares”) of the Corporation’s Common Stock, and to issue the Watershed Note to Watershed; and

WHEREAS, Section 713(a) of the AMEX Company Guide requires that the Corporation secure stockholder approval of the issuance of securities in any private transaction involving (i) the sale, issuance, or potential issuance by the Corporation of Common Stock (or securities convertible into or exercisable for Common Stock) for less than the greater of book or market value of the Common Stock which together with sales by officers, directors or principal shareholders of the Corporation equals 20% or more of the presently outstanding Common Stock or (ii) the sale, issuance, or potential issuance by the Corporation of Common Stock (or securities convertible into or exercisable for Common Stock) equal to 20% or more of the presently outstanding Common Stock for less than the greater of book or market value of the Common Stock; and

WHEREAS, in the event that any other provision of the AMEX Company Guide requires the Corporation to secure stockholder approval for the issuance of its securities in connection with the Transaction Documents and the transactions contemplated thereby for any other reason, then this Consent shall apply to any such other provision of the AMEX Company Guide; and

WHEREAS, the Board of Directors of the Corporation recommends that the undersigned approve the Transaction Documents and the transactions contemplated thereby, including the terms and issuance of the Prencen Note and the Watershed Note and the grant of a security interest in all of the assets of the Corporation to the Collateral Agent for the benefit of Prencen Lending and Watershed pursuant to the Security Agreement;

NOW, THEREFORE, BE IT:

RESOLVED, that the form, terms and provisions of the Transaction Documents, substantially on the terms presented to the undersigned stockholders, and all of the transactions contemplated thereby, including the terms and issuance of the Prencen Note and the Watershed Note and the issuance of the Prencen Conversion Shares and the Watershed Conversion Shares (subject to the provisions of the Certificate of Incorporation of the Corporation, applicable law and the rules and regulations of the American Stock Exchange), and the grant of a security interest in all of the assets of the Corporation to the Collateral Agent for the benefit of Prencen Lending and Watershed pursuant to the Security Agreement, be, and they hereby are, authorized, approved and adopted, and that the authorized officers of the Corporation be, and each of them hereby is, authorized, in the name and on behalf of the Corporation, to execute and deliver the Transaction Documents and any related documents, instruments or agreements, with such changes therein as such officer or officers executing the same may approve, the execution and delivery thereof to be conclusive evidence that the same shall have been approved hereby; and be it further

RESOLVED, that this Consent shall constitute the requisite stockholder approval of the transactions contemplated by the Transaction Documents pursuant to Section 713(a) of the AMEX Company Guide and, to the extent applicable, any other provision of the AMEX Company Guide; and be it further

RESOLVED, that Prencen, Prencen Lending and Watershed are the express third party beneficiaries of this Consent and this Consent shall not be amended or modified without their written consent; and be it further

RESOLVED, that the authorized officers of the Corporation be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Corporation, to take or cause to be taken all such further actions and to execute and deliver or cause to be executed and delivered all such further agreements, documents, instruments, notes, reports, certificates and undertakings, and to incur and pay all such fees and expenses as in their judgment shall be necessary or advisable to carry into effect the purpose and intent of any and all of the foregoing resolutions, and all such acts of such officers taken pursuant to the authority granted herein, or having occurred prior to the date hereof in order to effect such transactions, are hereby approved, adopted, ratified and confirmed in all respects; and be it further

RESOLVED, that for purposes of each of the foregoing resolutions, the authorized officers of the Corporation shall be the President and Chief Executive Officer, the Chief Financial Officer, any Vice President, the Treasurer and the Secretary.

This Consent may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument. Telecopied signatures on this Consent shall be valid and effective for all purposes.

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IN WITNESS WHEREOF, the undersigned have duly executed this Written Consent as of the 9th day of February, 2007.

DANA HOLDINGS, LLC

By: /s/ Joseph A. Falsetti

Name: Joseph A. Falsetti

Title: Manager

MARNAN, LLC

By: /s/ Mark I. Massad

Name: Mark I. Massad

Title: Manager

/s/ Franco S. Pettinato

Franco S. Pettinato

/s/ Edward J. Doyle

Edward J. Doyle

/s/ Paul Taylor

Paul Taylor